SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2016

Ami James Brands, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-183870	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1360 Washington Ave.

Miami Beach, FL 33139

Tel: 305-531-4556

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02

ELECTION OF DIRECTORS

On June 30, 2016 Ami James Brands, Inc., a Nevada Corporation (the “Company”), elected a new Director, Ira Morris, whose term will continue until a successor is elected, or until his earlier resignation or death.

Mr. Morris, brings over 20 years experience in sales, financial consulting, investor and client relations.

Mr. Morris is President of Black Stallion Oil & Gas Ltd. (BKLG).  Prior to serving at Black Stallion, Mr. Morris was Senior Project Manager, for Carpenthouse Consulting Group, 2008 - 2010, where he assisted in development and funding of companies engaged in the emerging states of green related technologies. Prior to serving at Carpenthouse Consulting, Mr. Morris was a consultant with Forbes and Manhattan Inc. in the emerging development of this successful Private Merchant Bank Company, working with the founder, Mr. Stan Bharti. Prior to his time with Forbes and Manhattan, Mr. Morris worked for over ten years as a Consultant for Stotesbury LLC, a Florida based investment company, working with Lexxus Capital, a Manhattan based Capital Company, providing assistance to publicly traded companies. Mr. Morris was responsible for developing new business and long term business relationships with customers.

Mr. Morris successfully completed the Ontario Securities Course, in 1997, and was employed as an investment Advisor for several years, in Toronto, Ontario.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ami James Brands, Inc.

Dated: July 5, 2016

/s/Ami James

By: Ami James

Its: Chief Executive Officer